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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, as amended, of our report dated January 22, 1999, except with respect to the first paragraph in Note (8) and related information, as to which the date is October 6, 1999, relating to the consolidated statements of income, comprehensive income, retained earnings and cash flows and the financial statement schedule information of MHC Inc. (formerly MidAmerican Energy Holdings Company) for the year ended December 31, 1998, which appears in MidAmerican Funding, LLC's Annual Report on Form 10-K for the year ended December 31, 2000, as amended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                                /s/ PricewaterhouseCoopers LLP
                                                --------------------------------
Kansas City, Missouri                               PricewaterhouseCoopers LLP

March 13, 2001